Exhibit 99.1
INSULET REPORTS FIRST QUARTER 2011 RESULTS
First Quarter 2011 Revenue Increases 36% from First Quarter 2010
Gross Profit Improves by 61% Year over Year
510(k) Submission Filed with FDA for Next Generation OmniPod Insulin Management System
BEDFORD, MA, May 9, 2011 — Insulet Corporation (NASDAQ: PODD), the leader in tubeless insulin pump technology with its OmniPod® Insulin Management System, today announced financial results for the first quarter ended March 31, 2011.
First Quarter Results
First quarter 2011 revenue increased 36% to $28.3 million, compared to $20.8 million in the first quarter of 2010. Gross profit for the first quarter of 2011 was $13.5 million, representing a 48% gross margin, compared to a gross profit of $8.4 million, or a 40% gross margin, for the first quarter of 2010. Gross profit decreased 2% from $13.8 million in the fourth quarter of 2010 due to an increased mix of international sales.
Operating loss for the first quarter of 2011 was $7.3 million, a 32% improvement compared to operating loss of $10.7 million in the first quarter of 2010. Total operating expenses were $20.8 million in the first quarter of 2011, compared to $19.1 million in the first quarter of 2010. Sequentially, operating expenses decreased from $23.6 million in the fourth quarter of 2010, which included a non-recurring impairment charge of $3.4 million related to certain manufacturing equipment no longer in use. Net interest expense decreased to $2.6 million in the first quarter of 2011, compared to $3.8 million in the first quarter of 2010, as a result of the termination of the facility agreement in the fourth quarter of 2010. Net loss for the first quarter of 2011 was $9.8 million, or $0.22 per share, compared to a net loss of $14.5 million, or $0.38 per share, for the first quarter of 2010.
The Company also announced that it has filed a 510(k) application with the U.S. Food and Drug Administration (FDA) for market clearance of its next generation OmniPod insulin pump.
“With US and European regulatory submissions filed for the next generation OmniPod, 2011 is already proving to be another year of strong operational execution for Insulet,” said Duane DeSisto, President and Chief Executive Officer of Insulet. “The next generation OmniPod is a third smaller, 25% lighter and is expected to reduce our cost of production by about a third, driving significant gross margin improvement. We are confident that the easy-to-use design of our tubeless insulin pump will raise the bar for the industry again and improve our competitive position in the marketplace.”

As of March 31, 2011, the Company had cash and cash equivalents of $104.5 million compared to $113.3 million at December 31, 2010.
Guidance
The Company reiterates its estimate for full year 2011 revenue to be in the range of $123 to $133 million and its estimate of operating loss to be in the range of $20 to $28 million. For the second quarter of 2011, the Company is estimating revenue of $28 to $32 million.
Conference Call
Insulet will host a conference call on Monday, May 9, 2011 at 5:00PM Eastern time to discuss the Company’s first quarter results and present information concerning its business, strategies and outlook. To listen to the conference call, please dial 866-356-4279 for domestic callers and 617-597-5394 for international callers. The passcode is 38680341. A replay of the conference call will be available two hours after the start of the call through May 16, 2011 by dialing 888-286-8010 (domestic) and 617-801-6888 (international), passcode 38617628. An online archive of the conference call will also be available by accessing the Investor Information section of the company’s website at http://investors.insulet.com.
Forward-Looking Statement
The 2011 financial results contained in this news release are subject to finalization in connection with the preparation of the Company’s Annual Report on Form 10-Q for the quarter ended March 31, 2011. This press release contains forward-looking statements concerning Insulet’s expectations, anticipations, intentions, beliefs or strategies regarding the future, including those related to its expected revenue and operating losses, planned expansion in the U.S. and abroad, particularly with respect to its agreement with Ypsomed, product demand, the impact of the OmniPod System on the insulin pump market, regulatory matters and financial performance. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting it will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company’s dependence on the OmniPod System; Insulet’s ability to increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform legislation; Insulet’s inability to raise additional funds in the future on acceptable terms or at all; potential supply problems or price fluctuations with sole source or other third-party suppliers on which Insulet is dependent; international business risks; Insulet’s inability to obtain adequate coverage or reimbursement from third-party payors for the OmniPod System and potential adverse changes in reimbursement rates or policies relating to the OmniPod; potential adverse effects resulting from competition with competitors; technological innovations adversely affecting the Company’s business; potential termination of Insulet’s license to incorporate a blood glucose meter into the OmniPod System; Insulet’s ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet’s current or future products infringe the proprietary rights of others; adverse regulatory or legal actions relating to the OmniPod System; failure to obtain timely regulatory approval for the sale of the next generation OmniPod System; failure of Insulet’s contract manufacturers or component suppliers to comply with FDA’s quality system regulations, the potential violation of federal or state laws prohibiting “kickbacks” or protecting patient health information, or any challenges to or investigations into Insulet’s practices under these laws; product liability lawsuits that may be brought against Insulet; reduced retention rates; unfavorable results of clinical studies relating to the OmniPod System or the products of Insulet’s competitors; potential future publication of articles or announcement of positions by physician associations or other organizations that are unfavorable to Insulet’s products; the expansion, or attempted expansion, into foreign markets; the concentration of substantially all of Insulet’s manufacturing capacity at a single location in China and substantially all of Insulet’s inventory at a single location in Massachusetts; Insulet’s ability to attract and retain key personnel; Insulet’s ability to manage its growth; fluctuations in quarterly results of operations; risks associated with potential future acquisitions; Insulet’s ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet’s distribution network; Insulet’s ability to successfully maintain effective internal controls; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 10, 2011 in the section entitled “Risk Factors,” and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.
About Insulet Corporation
Insulet Corporation is an innovative medical device company dedicated to making the lives of people with diabetes easier. Through its OmniPod Insulin Management System, Insulet seeks to expand the use of insulin pump therapy among people with insulin-dependent diabetes. The OmniPod is a revolutionary and easy-to-use tubeless insulin pump that features just two parts and fully-automated cannula insertion. Founded in 2000, Insulet Corporation is based in Bedford, Mass. For more information, please visit: http://www.myomnipod.com.
Contact:
Stephanie Marks for Insulet Corporation
ir@insulet.com
877-PODD-IR1 (877-763-3471)

Insulet Corporation
Selected Financial Data
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)
	(In thousands, except share and per share data)
Revenue	$28,258	$20,807
Cost of revenue	14,725	12,422

Gross profit	13,533	8,385
Operating expenses:
Research and development	4,589	3,847
General and administrative	7,211	6,959
Sales and marketing	9,006	8,309

Total operating expenses	20,806	19,115

Operating loss	(7,273)	(10,730)
Other expense, net	(2,575)	(3,761)

Net loss	$(9,848)	$(14,491)

Net loss per share basic and diluted	$(0.22)	$(0.38)

Weighted average number of shares used in calculating basic and diluted net loss per share	45,583,242	37,888,258

CONSOLIDATED BALANCE SHEET DATA:

	As of
	March 31,	December 31,
	2011	2010
	(unaudited)
	(In thousands, except share data)
ASSETS
Current Assets
Cash and cash equivalents	$104,488	$113,274
Accounts receivable, net	15,009	16,841
Inventories	12,199	11,430
Prepaid expenses and other current assets	1,841	912

Total current assets	133,537	142,457
Property and equipment, net	14,256	12,522
Other assets	1,133	1,254

Total assets	$148,926	$156,233

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$6,213	$4,895
Accrued expenses	8,742	9,808
Deferred revenue	1,842	4,247

Total current liabilities	16,797	18,950
Long-term debt	70,857	69,433
Other long-term liabilities	1,492	1,619

Total liabilities	89,146	90,002
Stockholders’ Equity
Preferred stock, $.001 par value:
Authorized: 5,000,000 shares at March 31, 2011 and December 31, 2010. Issued and outstanding: zero shares at March 31, 2011 and December 31, 2010, respectively	—	—
Common stock, $.001 par value:
Authorized: 100,000,000 shares at March 31, 2011 and December 31, 2010. Issued and outstanding: 45,829,569 and 45,440,839 shares at March 31, 2011 and December 31, 2010, respectively	46	45
Additional paid-in capital	453,435	450,039
Accumulated deficit	(393,701)	(383,853)

Total stockholders’ equity	59,780	66,231

Total liabilities and stockholders’ equity	$148,926	$156,233